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Exhibit 99.1

Press Release Source: Cornell Companies, Inc.

Cornell Companies, Inc. Completes Senior Notes Offering

Thursday June 24, 10:07 am ET

HOUSTON, June 24 /PRNewswire-FirstCall/—Cornell Companies, Inc. (NYSE: CRN <http://finance.yahoo.com/q?s=crn&d=t>—News <http://finance.yahoo.com/q/h?s=crn>) announced today that it has completed its previously announced private offering of $112 million principal amount of 10 3/4% Senior Notes due 2012. The notes will be guaranteed by Cornell's subsidiaries.

Net proceeds from the private placement of approximately $106 million will be used to repay all amounts outstanding under Cornell's existing senior credit and synthetic lease facilities, and for general corporate purposes, which may include acquisitions.

The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold absent registration under, or an applicable exemption from, the registration requirements of the Securities Act of 1933 and applicable state securities laws. Any offers of the notes will be made exclusively by means of a private offering memorandum.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any sale of the debentures in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, (1) the outcomes of pending putative class action shareholder and derivative lawsuits, and related insurance coverage, (2) the outcome of the pending SEC investigation of Cornell, (3) Cornell's ability to win new contracts and to execute its growth strategy, (4) risks associated with acquisitions and the integration thereof (including the ability to achieve administrative and operating cost savings and anticipated synergies), (5) the timing and costs of the opening of new programs and facilities or the expansions of existing facilities, (6) Cornell's ability to negotiate contracts at those facilities for which it currently does not have an operating contract, (7) significant charges to expense of deferred costs associated with financing and other projects in development if management determines that one or more of such projects is unlikely to be successfully concluded, (8) results from alternative deployment or sale of facilities such as the New Morgan Academy or the inability to do so, (9) Cornell's ability to negotiate a contract amendment with the BOP related to the Moshannon Valley Correctional Center and Cornell's ability to resume construction of that facility, (10) changes in governmental policy and/or funding to discontinue or not renew existing arrangements, to eliminate or discourage the privatization of correctional, detention and pre-release services in the United States, or to eliminate rate increase, (11) the availability of financing on terms that are favorable to Cornell, and (12) fluctuations in operating results because of occupancy, competition (including competition from two competitors that are substantially larger than Cornell), increases in cost of operations, fluctuations in interest rates and risks of operations.

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. Cornell (http://www.cornellcompanies.com) has 65 facilities in 14 states and the District of Columbia and 5 facilities under development or construction, including a facility in one additional state. Cornell has a total service capacity of 16,644, including capacity for 2,726 individuals that will be available upon completion of facilities under development or construction.

Source: Cornell Companies, Inc.

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Cornell Companies, Inc. Completes Senior Notes Offering